SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     ____________

                                       FORM 8-K
                                     ____________





                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                    Date of Report
                                    July 15, 1994



                            Commission file number  1-8948


                                INTELOGIC TRACE, INC.
                (Exact name of registrant as specified in its charter)

                     New York                        74-2368260
          (State or other jurisdiction of          (I. R. S. Employer
          incorporation or organization)          Identification No.)


          Turtle Creek Tower I
          P. 0. Box 400044, San Antonio, Tx.           78229-8415
          (Address of principal executive offices)     (Zip Code)

                                    210-593-5700
                 (Registrant's telephone number, including area code)





          Item 5.  Other Events

               On Thursday, July  14, 1994, Intelogic Trace,  Inc. issued a press release which announced that it is engaged in discussions with its largest bondholders to explore the restructuring of the company's debt. The company currently has $49.9 million in 11.99% subordinated debentures outstanding which are due on July 15, 1996. The company also announced today that the $2.99 million interest payment due on July 15, 1994 on its 11.99% subordinated debentures will not be made tomorrow. In its discussions, the company has principally been dealing with Fidelity Management & Research Company with a view towards promptly reaching an agreement on an equity for debt exchange.

               Mark S. Helwege, President and Chief Executive Officer, stated: "We look forward to a restructuring which will strengthen our company, benefit our customers, employees, and all parties concerned by providing I T with an excellent opportunity to succeed in its mission of providing quality service and support in the industries we serve."

               The Company noted in its latest Form 10-Q report that if the $2.99 million interest payment is not made on or before August 15, 1994, an event of default could be declared which could result in the acceleration of the obligation to make payment of the principal and accrued interest. The company declined to make any comment as to whether the company will make the interest payment in the future.

                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTELOGIC TRACE, INC.





          Date:  July 15, 1994          By:  /Philip D. Freeman
                                        Philip D. Freeman
                                        Senior Vice President,
                                        General Counsel and Secretary